SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 21, 2000


                         VOLT INFORMATION SCIENCES, INC
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



     New York                              1-9232              13-5658129
----------------------------            -----------           ----------------
(State or Other Jurisdiction            (Commission           (I.R.S. Employer
      of Incorporation)                 File Number)         Identification No.)


560 Lexington Avenue, New York, New York                               10022
----------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)


                                 (212) 704-2400
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                               Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.
-------  -------------

                  On August 21, 2000, the Company issued a press release reporting that it had closed a syndicated $72,500,000, one-year, unsecured, revolving credit facility. The Chase Manhattan Bank ("Chase"), as Administrative Agent, and Fleet Bank ("Fleet"), as Co-Agent arranged the credit facility. In addition to Chase and Fleet, the syndicate includes Bank of America, Wells Fargo Bank, Mellon Bank, and Lloyds TSB Bank. The new line replaces a $25 million, one-year facility. As part of the agreement, an existing, three-year facility, which terminates in January 2002, was reduced to $72.5 million from $75 million. The new facility increases the Company's existing $100 million revolving lines of credit to $145 million, and provides additional working capital for the Company. A copy of the press release is attached to this Report as Exhibit 99.01.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
-------  ------------------------------------------------------------------

         (a)      Financial statements of business acquired:

                  Not applicable.

         (b)      Pro forma financial information:

                  Not applicable.

         (c)      Exhibits:

                  99.01 Volt Information Sciences, Inc. Press Release dated August 21, 2000.

                                S I G N A T U R E
                                -----------------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      VOLT INFORMATION SCIENCES, INC.



Date: August 23, 2000                 By:/s/ James J. Groberg
                                         ---------------------------------------
                                         James J. Groberg, Senior Vice President

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number   Description
------   -----------

99.01    Volt Information Sciences, Inc. Press Release dated August 21, 2000.